Exhibit 99.1

XERIS BIOPHARMA DELIVERS RECORD FOURTH QUARTER AND FULL-YEAR 2024 RESULTS; AND ANNOUNCES 2025 GUIDANCE

Achieved record quarterly and full-year total revenue of $60M and $203M, growing 35% and 24% versus prior year
Recorlev® revenue more than doubled versus prior year and grew 28% in the fourth quarter sequentially
Ended Q4 with over $71M in cash, generating $2M in cash in the fourth quarter
Provides full-year 2025 total revenue guidance of $255M-$275M, representing a growth of over 30% at the mid-point of the range
Hosting conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL; March 6, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced financial results for the fourth quarter and full-year ended December 31, 2024 and provides full-year 2025 financial guidance.

“The Xeris team executed an exceptional 2024 with record revenue topping $203 million,” said John Shannon, Xeris’ Chief Executive Officer. “The continued momentum of our commercial business, our exciting pipeline, along with our unrelenting focus on execution will enable Xeris to create even more value for patients and shareholders.”

“Xeris has never been financially stronger. Record quarterly revenue exceeding $60 million drove positive cash flow of $2 million in the fourth quarter and generated Adjusted EBITDA of over $8 million,” said Steven M. Pieper, Chief Financial Officer. “We expect 2025 total revenue of $255 to $275 million, which is over 30% growth at the mid-point. Further, we anticipate Adjusted EBITDA will remain positive going forward. Our accelerating revenue growth, coupled with our attractive and improving margin profile and disciplined capital allocation, will result in a financially transformative 2025 for Xeris.”

Fourth Quarter 2024 Highlights

	Three months ended December 31,		Change
	2024	2023	$	%
Product revenue (in thousands):
Gvoke	$23,262	$18,639	$4,623	24.8
Recorlev	22,614	9,806	12,808	130.6
Keveyis	11,124	14,064	(2,940)	(20.9)
Product revenue, net	57,000	42,509	14,491	34.1
Royalty, contract and other revenue	3,099	1,881	1,218	64.8
Total revenue	$60,099	$44,390	$15,709	35.4

•Gvoke®: Fourth quarter net revenue was $23.3 million – an increase of approximately 25% compared to the fourth quarter of 2023. Gvoke prescriptions grew 18% compared to the same period in 2023. Gvoke’s share of the retail prescriptions glucagon market averaged 35% in the fourth quarter.

•Recorlev®: Fourth quarter net revenue was $22.6 million – an increase of approximately 131% compared to the fourth quarter of 2023. This growth was driven by the average number of patients on Recorlev increasing 123% from the same period in 2023. On a sequential basis, Recorlev net revenue increased $4.9 million or 28% versus the prior quarter.

•Keveyis®: Fourth quarter net revenue was $11.1 million – a decrease of approximately 21% compared to the fourth quarter of 2023. This decrease was primarily driven by a reduction in product shipments in the period.

•Royalty, contract and other revenue: In the fourth quarter, we successfully formulated a unique XeriSol® formulation of glucagon for Beta Bionics, Inc., resulting in the recognition of $3.0 million in revenue.

Year-to-Date 2024 Financial Results

	Years Ended December 31,		Change
	2024	2023	$	%
Product revenue (in thousands):
Gvoke	$82,829	$67,045	$15,784	23.5
Recorlev	64,277	29,547	34,730	117.5
Keveyis	49,530	56,772	(7,242)	(12.8)
Product revenue, net	196,636	153,364	43,272	28.2
Royalty, contract and other revenue	6,434	10,550	(4,116)	(39.0)
Total revenue	$203,070	$163,914	$39,156	23.9

•Gvoke®: Net revenue was $82.8 million for the year ended December 31, 2024 – an increase of approximately 24% compared to prior year. Gvoke prescriptions for the year were approximately 265,000, growing approximately 23% compared to the same period in 2023.

•Recorlev®: Net revenue was $64.3 million for the year ended December 31, 2024 – an increase of approximately 118% compared to prior year. This growth was driven by an increase in the number of patients on therapy.

•Keveyis®: Net revenue was $49.5 million for the year ended December 31, 2024 – a decrease of approximately 13% compared to prior year. This decrease was primarily driven by a reduction of average patients on therapy.

Cost of goods sold (COGS) increased $1.9 million or 25% in the fourth quarter 2024 compared to the same period in 2023. This increase was primarily due to an increase in product revenue.

For the year-end December 31, 2024, COGS increased $8.2 million or 29% compared to the same period in 2023. This increase was due to increased product revenue ($4.9 million) and additional inventory reserves from process changes required for Gvoke capacity expansion ($4.5 million), offset by lower reserves for slow-moving inventory.

Research and development (R&D) expenses was relatively flat in the fourth quarter 2024 compared to the same period last year. Expenses in the quarter supported our pipeline, notably XP-8121, and personnel related expenses to support our pipeline and continued investment in our technology platforms and partnerships.

R&D expenses for the year ended December 31, 2024 increased by $3.2 million or 14% compared to the same period in 2023. This increase was primarily due to higher personnel related expense and increased spending for our pipeline.

Selling, general and administrative (SG&A) expenses increased $2.6 million or 7% in the fourth quarter 2024 compared to the same period last year. This increase was primarily due to incremental investment in the Recorlev commercial organization.

SG&A expenses increased by $17.4 million or 12% for the year ended December 31, 2024 compared to the same period in 2023. This increase was due to personnel related expense ($13.5 million), primarily due to investments made in the Recorlev commercial organization in Q4 2023 and Q3 2024, and the CEO succession plan and related restructuring in Q3 2024 ($6.1 million), partially offset by lower external spend.

Net Loss for the fourth quarter was $5.1 million or ($0.03) per share and $54.8 million or ($0.37) per share for the year-ended December 31, 2024.

Adjusted EBITDA1 for the fourth quarter was $8.3 million and $1.2 million for the year-end December 31, 2024.

Cash, cash equivalents, and short-term investments at December 31, 2024 was $71.6 million, compared to $72.5 million at December 31, 2023. Total shares outstanding at February 28, 2025 was 153,940,135.

Conference Call and Webcast Details
Xeris will host a conference call and webcast at 8:30 a.m. Eastern Time today to discuss the Company's financial and operational results. To pre-register for the conference call, please use the following link: https://www.netroadshow.com/events/login?show=ecd4fc1e&confId=76382

After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, March 20, 2025 at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 694296.

To join the webcast, please visit “Events” on investor relations page of the Company’s website at www.xerispharma.com or use this link:

Note Regarding Use of Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures, namely Adjusted EBITDA. This non-GAAP financial measure is not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP, and was not prepared under any comprehensive set of accounting rules or principles. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measure included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of Adjusted EBITDA, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that Adjusted EBIDTA is important in evaluating the administrative costs of operating the Company’s business.

Adjusted EBITDA is GAAP net income (loss) before income tax (benefit) expense, plus interest and other income, less depreciation and amortization, interest expenses, share based compensation, debt refinancing fees and loss on debt extinguishment relating to the exchange in September 2023 of $32.0 million in aggregate principal of 5.00% Convertible Senior Notes due 2025 for $33.6 million in aggregate principal amount of new 8.00% Convertible Senior Notes due 2028.

We are unable to reconcile our forward-looking guidance for Adjusted EBITDA to its most directly comparable GAAP measure. This is because the company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain components of such GAAP metric and reconciliations due to market-related assumptions such as information regarding future compensation charges, future changes in the market price of our common stock or other costs which may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding guidance for 2025, including the potential for revenue growth and Adjusted EBIDTA, the potential for 2025 to be financially transformative, our ability to drive more value for patients and shareholders, the market and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, the advancement of its pipeline (including XP-8121), and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, and general macroeconomic conditions. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Product revenue, net	$57,000	$42,509	$196,636	$153,364
Royalty, contract and other revenue	3,099	1,881	6,434	10,550
Total revenue	60,099	44,390	203,070	163,914
Costs and expenses:
Cost of goods sold	9,478	7,570	36,832	28,645
Research and development	6,092	6,382	25,560	22,341
Selling, general and administrative	40,139	37,568	163,481	146,095
Amortization of intangible assets	2,711	2,711	10,843	10,843
Total costs and expenses	58,420	54,231	236,716	207,924
Loss from operations	1,679	(9,841)	(33,646)	(44,010)
Other expenses	(6,792)	(3,785)	(23,458)	(19,494)
Net loss before benefit from income taxes	(5,113)	(13,626)	(57,104)	(63,504)
Benefit from income taxes	—	236	2,268	1,249
Net loss	$(5,113)	$(13,390)	$(54,836)	$(62,255)

Net loss per common share - basic and diluted	$(0.03)	$(0.10)	$(0.37)	$(0.45)

Weighted average common shares outstanding - basic and diluted	149,092,881	138,124,878	146,772,758	137,674,857

XERIS BIOPHARMA HOLDINGS, INC.
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP Net Loss	$(5,113)	$(13,390)	$(54,836)	$(62,255)
Adjustments
Interest and other income	(910)	(1,107)	(5,321)	(4,751)
Interest expense	7,703	7,018	30,485	26,609
Income tax (benefit) expense	—	(236)	(2,268)	(1,249)
Depreciation and amortization	3,024	3,057	12,070	12,330
EBITDA	4,704	(4,658)	(19,870)	(29,316)
Adjustments
Share-based compensation (a)	3,595	2,767	18,363	10,716
Debt refinancing fees (b)	—	—	2,690	—
Loss on debt extinguishment, net (b)	—	—	—	2,837
Adjusted EBITDA	8,299	(1,891)	1,183	(15,763)

(a) Includes non-cash, stock-based compensation, net of forfeitures.

(b) Represents non-recurring fees related to financing activities. Including (1) debt refinancing fees which related to advisory and legal fees to refinance the term loan in 2024 and (2) loss on debt extinguishment related to the exchange in September 2023 of $32.0 million in aggregate principal of 5.00% Convertible Senior Notes due 2025 for $33.6 million in aggregate principal amount of new 8.00% Convertible Senior Notes due 2028.

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$71,621	$67,449
Short-term investments	—	5,002
Trade accounts receivable, net	40,415	39,197
Inventory	48,175	38,838
Prepaid expenses and other current assets	7,451	5,778
Total current assets	167,662	156,264
Property and equipment, net	5,562	5,971
Intangible assets, net	98,921	109,764
Goodwill	22,859	22,859
Operating lease right-of-use assets	22,649	23,204
Other assets	5,407	4,540
Total assets	$323,060	$322,602
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,290	$11,565
Current portion of long-term debt	15,102	—
Current operating lease liabilities	6,080	3,495
Other accrued liabilities	27,716	23,510
Accrued trade discounts and rebates	29,084	22,149
Accrued returns reserve	19,082	14,198
Current portion of contingent value rights	—	19,109
Other current liabilities	1,089	1,167
Total current liabilities	100,443	95,193
Long-term debt, net of unamortized debt issuance costs	217,006	190,932
Non-current contingent value rights	—	1,379
Non-current operating lease liabilities	33,259	34,764
Deferred tax liabilities	—	2,268
Other liabilities	1,967	4,848
Total liabilities	352,675	329,384
Total stockholders’ equity (deficit)	(29,615)	(6,782)
Total liabilities and stockholders’ equity (deficit)	$323,060	$322,602